SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2004

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

      On February 4, 2004, Palomar Medical Technologies, Inc. issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c)    Exhibits

Number	Title
99.1	Press Release dated February 4, 2004 entitled “PALOMAR MEDICAL REPORTS RECORD REVENUES AND PROFITABILITY FOR FOURTH QUARTER AND FISCAL YEAR 2003 Fourth Quarter Revenues Increase 35%, Net Income More than Doubles”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: February 4, 2004

EXHIBIT INDEX

Number	Title
99.1	Press Release dated February 4, 2004 entitled “PALOMAR MEDICAL REPORTS RECORD REVENUES AND PROFITABILITY FOR FOURTH QUARTER AND FISCAL YEAR 2003 Fourth Quarter Revenues Increase 35%, Net Income More than Doubles”